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                                                                     EXHIBIT 3.2

                      As amended through February 13, 2004.

                                     BY-LAWS

                                       OF

                              IONICS, INCORPORATED

                                    ARTICLE I

                            ARTICLES OF ORGANIZATION

         The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization, and the Articles of Organization as from time to time amended are hereby made a part of these By-Laws. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended.

                                   ARTICLE II

                         ANNUAL MEETING OF STOCKHOLDERS

         There shall be an annual meeting of stockholders within six months after the end of the fiscal year of the Corporation. The date, hour and place of the annual meeting of the stockholders shall be fixed by the vote of the directors, and set forth in the notice thereof. In the event that no date for the annual meeting is established or said meeting has not been held on the date so fixed or determined, a special meeting in lieu of the annual meeting may be held with all of the force and effect of an annual meeting. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization and by these By-Laws, may be specified by the President or by a vote of a majority of the directors then in office.

         If such annual meeting is not held on the date fixed therefor, a special meeting of the stockholders may be held in place thereof, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting and, in such case, all references in these By-Laws, except in this Article II and in Article IV, to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting may be described and referred to simply as the Annual Meeting of the Stockholders and shall be called, and the purposes thereof shall be specified in the call, as provided in Article III.

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                                   ARTICLE III

                        SPECIAL MEETINGS OF STOCKHOLDERS

         A special meeting of the stockholders may be called at any time by the President or by a majority of the directors then in office. Application to an officer of the Corporation or to a court pursuant to Section 34(b) of the Business Corporation Law requesting the call of a special meeting of the stockholders may be made only by stockholders who hold 100% in interest of the capital stock entitled to vote at the meeting. Such call shall state the time, place and purposes of the meeting.

                                   ARTICLE IV

                         PLACE OF STOCKHOLDERS' MEETINGS

         The annual meeting of the stockholders and any special meeting of the stockholders, by whomever called, shall be held at the principal office of the Corporation in Massachusetts or elsewhere in the Commonwealth of Massachusetts, as may be determined by the Board of Directors and stated in the notice thereof. Any adjourned session of any annual or special meeting of the stockholders shall be held in the United States at such place as is designated in the vote of adjournment.

                                    ARTICLE V

                        NOTICE OF STOCKHOLDERS' MEETINGS

         A written notice of each annual or special meeting of stockholders, stating the place, the date and hour thereof, and the purpose or purposes for which the meeting is to be held shall be given at least ten (10) days before the meeting to each stockholder entitled to vote thereat, and to each stockholder who, under the Articles of Organization or these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Clerk, by an Assistant Clerk, or by any other officer, or by a person designated either by the Clerk or by the person or persons calling the Meeting, or by the Board of Directors. No notice of the time, place or purposes of any annual or special meeting of the stockholders shall be required to be given to a stockholder if a written waiver of such notice is executed before or after the meeting by such stockholder, or his attorney thereunto authorized, and filed with the records of the meeting.

         No business may be transacted at a meeting of the stockholders except that (a) specified in the notice thereof given by or at the direction of the Board of Directors and otherwise in compliance with the provisions hereof, (b) brought before the meeting by or at the direction of the Board of Directors or the presiding officer or (c) properly brought

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before the meeting by or on behalf of any stockholder who shall have been a stockholder of record at the time of giving of notice by such stockholder provided for in this paragraph and who shall continue to be entitled at the time of such meeting to vote thereat and who complies with the notice procedures set forth in this paragraph with respect to any business sought to be brought before the meeting by or on behalf of such stockholder other than the election of directors and with the notice provisions set forth in Article VII with respect to the election of directors. In addition to any other applicable requirements, for business to be properly brought before a meeting by or on behalf of a stockholder (other than a stockholder proposal included in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. In order to be timely given, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (a) not less than 80 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation, or (b) in the case of a special meeting or in the event that the annual meeting is called for a date (including any change in a date determined by the Board pursuant to Article II) more than 60 days prior to such anniversary date, notice by the stockholder to be timely given must be so received not later than the close of business on the 20th day following the day on which notice of the date of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. Such stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of capital stock of the Corporation held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice by the stockholder, and (d) all other information which would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Regulation 14A under the Exchange Act (the "Proxy Rules"). In the event the proposed business to be brought before the meeting by or on behalf of a stockholder relates or refers to a proposal or transaction involving the stockholder or a third party which, if it were to have been consummated at the time of the meeting, would have required of such stockholder or third party or any of the affiliates of either of them any prior notification to, filing with, or any orders or other action by, any governmental authority, then any such notice to the Clerk shall be accompanied by appropriate evidence of the making of all such notifications or filings and the issuance of all such orders and the taking of all such actions by all such governmental authorities.

         Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Article V, provided, however, that nothing in this Article V shall be deemed to preclude discussion by any stockholder of any business properly brought before such meeting.

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         The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and that business shall be disregarded.

                                   ARTICLE VI

                             QUORUM OF STOCKHOLDERS

         At any meeting of the stockholders, a quorum for the election of any director or officer, or for the consideration of any question, shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election or upon such question, respectively, present in person or represented by proxy; except that if two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall consist of a majority in interest so present or represented of all stock of that class issued, outstanding and entitled to vote; and except in any case where a larger quorum is required by law, by the Articles of Organization or by these By-Laws a quorum shall consist of the number in interest, so present or represented, as is so required. Stock owned by the Corporation, if any, shall not be deemed outstanding for this purpose.

         When a quorum is present at any meeting, a plurality of the votes properly cast for any office shall elect to such office, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws, and a majority of the votes properly cast upon any other question (or if two or more classes of stock are entitled to vote as separate classes upon such question, then, in the case of each such class, a majority of the votes of such class properly cast upon the question), except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws, shall decide the matter.

         If a quorum is not present at any meeting, a majority in interest of the said stockholders present in person or by proxy and entitled to vote may adjourn such meeting from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

                                   ARTICLE VII

                               PROXIES AND VOTING

         Section 1. Except as may be provided otherwise in the Articles of Organization with respect to two or more classes or series of stock, stockholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them, and a proportionate vote for each fractional share. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in

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the election. The Corporation shall not, directly or indirectly, vote upon any share of its own stock.

         Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the Clerk at the meeting, or any adjournment thereof before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of such meeting.

         Any action required or permitted to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing or writings, filed with the record of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

         Section 2. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as may be otherwise provided in the Corporation's Restated Articles of Organization, as amended. Nominations of persons for election to the Board of Directors at the annual meeting may be made at the annual meeting of stockholders (a) by the Board of Directors or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or (b) by any stockholder of record at the time of giving of notice provided for in this
Section 2 and who shall continue to be entitled at the time of the meeting to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2 rather than the notice procedures with respect to other business set forth in Article V. Nominations by stockholders shall be made only after timely notice by such stockholder in writing to the Clerk of the Corporation. In order to be timely given, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 80 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation; provided, however, that in the event that the meeting is called for a date, including any change in a date determined by the Board pursuant to
Article II, more than 60 days prior to such anniversary date, notice by the stockholder to be timely given must be so received not later than the close of business on the 20th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Clerk shall set forth
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation, if any, which are beneficially owned by the person, (iv) any other information regarding the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules, and
(v) the consent of each nominee to serve as a director of the Corporation if so elected; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice,

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(iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,
(iv) a representation that the stockholder (and any party on whose behalf or in concert with whom such stockholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such stockholder (and any party on whose behalf or in concert with whom such stockholder is acting) if such individual is elected, accompanied by copies of any notification or filings with, or orders or other actions by, any governmental authority which are required in order for such stockholder (and any party on whose behalf such stockholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth herein.

         The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

         Notwithstanding anything contained in this Section 2 to the contrary, the Investor Group (as such term is defined in that certain Stockholders Agreement by and among the Corporation and Lyman B. Dickerson, Trustee of the Lyman B. Dickerson Revocable Trust dated September 9, 1996, as amended, or any other successor Trustee; Douglas G. Dickerson, Trustee of the Douglas G. Dickerson Revocable Trust dated June 22, 1988, as amended, or any other successor Trustee; Douglas G. Dickerson, Trustee of the Richard C. Dickerson Revocable Trust, dated March 5, 1993, or any other successor Trustee; The Lyman Dickerson Irrevocable Trust, Lyman B. Dickerson and W.E. Dunwody, III, Trustees; The Douglas Dickerson Irrevocable Trust No. 3, Douglas G. Dickerson and Frederick T. Stant, III, Trustees; The Richard Dickerson Irrevocable Trust No. 3, Frederick T. Stant, III, Trustee; Lyman B. Dickerson, Trustee and W.E. Dunwody, III, Independent Trustee of the Lyman Dickerson Irrevocable Trust dated July 1, 1991; Douglas G. Dickerson, Trustee, and Frederick T. Stant, III, Independent Trustee of the Douglas Dickerson Irrevocable Trust dated July 1, 1991; Douglas G. Dickerson, Trustee, and Frederick T. Stant, III, Independent Trustee of the Richard Dickerson Irrevocable Trust dated July 1, 1991; Lyman B. Dickerson; Douglas G. Dickerson and the Estate of Richard C. Dickerson) may nominate one or more persons for election to the Board of Directors to the extent, and in the manner, provided in the Stockholders Agreement, without complying with the procedures set forth in the first paragraph of this Section 2.

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                                  ARTICLE VIII

                               BOARD OF DIRECTORS

A. The Corporation shall have a board of not less than three directors, nor more than 15 directors. Pursuant to the provisions of Massachusetts General Laws Chapter 156B, Section 50A (as such provision or any successor provision may be amended from time to time), the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. Each class of directors shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

B. The number of directors in each Class of directors shall be fixed only by a vote of the Board of Directors from time to time.

C. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a director, or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the procedure set forth in this paragraph C shall hold office for the remainder of the full term of the Class of directors in which the vacancy occurred or the new directorship was created and until such director's successor shall have been elected and qualified (subject to such director's earlier resignation or removal).

D. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

E. No director need be a stockholder except as may be otherwise provided by law, by the Restated Articles of Organization, as amended, or these By-Laws.

                                   ARTICLE IX

                               POWERS OF DIRECTORS

         The business and property of the Corporation shall be managed by, and be under the control of, the Board of Directors which shall have and may exercise all the powers of the Corporation except such as are conferred upon the stockholders or other officers by law, by the Articles of Organization, or by these By-Laws.

         Except as may be otherwise specifically provided by law or by vote of the stockholders, the Board of Directors is expressly authorized to issue, from time to time, all or any portion or portions of the capital stock of the Corporation of any class, which

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may have been authorized but not issued or otherwise reserved for issue, to such person or persons and for such consideration (but not less than the par value thereof in case of stock having par value), whether cash, tangible or intangible property, good will, services or expenses, as they may deem best, without first offering (for subscription or sale) such authorized but unissued stock to any present or future stockholders of the Corporation, and generally in their absolute discretion to determine the terms and manner of any disposition of such authorized but unissued stock.

                                    ARTICLE X

                             COMMITTEES OF DIRECTORS

         The Board of Directors, by vote of a majority of the directors then in office, may at any time elect from its own number an executive committee and/or one or more other committees, to consist of not less than two members, and may from time to time designate or alter, within the limits permitted by this
Article X, the duties and powers of such committees or change their membership, and may, at any time, abolish such committees or any of them. The President shall be an ex officio member of the executive committee, if any.

         Any committee shall be vested with such powers of the Board of Directors as the Board may determine in the vote establishing such committees or in a subsequent vote of a majority of directors then in office, provided however, that no such committee shall have any power prohibited by law, the Articles of Organization, or these By-Laws.

         Each member of a committee shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders (or until such other time as the Board of Directors may determine either in the vote establishing the committee or at the election of such member) and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, is replaced by change of membership, or becomes disqualified by ceasing to be a director, or until the committee is sooner abolished by the Board of Directors.

         A majority of the members of any committee then in office, but not less than two, shall constitute a quorum for the transaction of business, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Each committee may make its rules not inconsistent herewith for the holding and conduct of its meetings, but unless otherwise provided in such rules its meetings shall be held and conducted in the same manner as nearly as may be, as is provided in these By-Laws for meetings of the Board of Directors. The Board of Directors shall have power to rescind any vote or resolution of any committee provided that no rights of third parties shall be impaired by such rescission.

         Any action required or permitted to be taken at any meeting of a committee may be taken without a meeting if written consent to the action in writing by all of the

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members of the committee is filed with the minutes of the committee. Such consents shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE XI

                       MEETINGS OF THE BOARD OF DIRECTORS;
                            ACTION WITHOUT A MEETING

         Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board may from time to time determine, provided, that reasonable notice of such determination and of any changes therein is given to each member of the Board then in office. A regular meeting of the Board of Directors for the purpose of electing officers and agents may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders and, if held upon due call or notice, for such other and further purposes as may be specified in such call or notice.

         Special meetings of the Board of Directors may be held at any time and at any place when called by the President, the Treasurer, or two or more directors, reasonable notice thereof being given to each director by the Secretary, or if there be no Secretary, by the Clerk, or in the case of death, absence, incapacity or refusal of the Secretary (or the Clerk, as the case may be), by the officer or directors calling the meeting. In any case, it shall be deemed sufficient notice to a director to send notice by mail at least forty eight hours, or by telegram at least twenty-four hours, before the meeting, addressed to him at his usual or last known business or residence address, or to give notice to him in person, either by telephone or by handing him a written notice at least twenty-four hours before the meeting.

         Notwithstanding the foregoing, notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto, or at its commencement, the lack of notice to him.

         Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if written consent to the action in writing by all directors is filed with the minutes of the directors. Such consents shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE XII

                               QUORUM OF DIRECTORS

         At any meeting of the Board of Directors, a quorum for any election, or for the consideration of any question, shall consist of a majority of the directors then in office, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as

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adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the directors present and voting shall be requisite and sufficient for election to any office, and a majority of the directors present and voting shall decide any question brought before such meeting except in any case where a larger vote is required by law, by the Articles of Organization, or these By-Laws, or where an additional vote of certain directors then in office is required under the terms of any outstanding securities of this Corporation or any agreement, law or regulation to which it is subject.

                                  ARTICLE XIII

                               OFFICERS AND AGENTS

         The officers of the Corporation shall be a President, a Treasurer, a Clerk, and such other officers, which may include a Secretary, a Controller, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks or Assistant Controllers, as the Board of Directors may, in its discretion, appoint. The Corporation may also have such agents, if any, as the Board of Directors may, in its discretion, appoint. The President need not be a director. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of serving process. So far as is permitted by law, any two or more offices may be held by the same person.

         Subject to law, to the Articles of Organization, and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as the Board of Directors may from time to time designate.

         The President, Treasurer and the Clerk shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders, by vote of a majority of the full Board of Directors. Such other offices of the Corporation as may be created in accordance with these By-Laws may be filled at such meeting by vote of a majority of the directors then in office.

         Each officer shall (subject to Article XIX of these By-Laws) hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his successor is elected or appointed and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his authority at the pleasure of the Board of Directors.

         Any officer, employee, or agent of the Corporation may be required, as and if determined by the Board of Directors, to give bond for the faithful performance of his duties.

                                   ARTICLE XIV

                          PRESIDENT AND VICE PRESIDENT

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         The President shall be the chief executive officer of the Corporation and shall have general charge and supervision of the business of the Corporation unless otherwise provided by law, the Articles of Organization, the By-Laws, or by specific vote of the Board of Directors. The President shall preside at all meetings of the stockholders and of the Board of Directors at which he is present except as otherwise voted by the Board of Directors.

         Any Vice President shall have such duties and powers as shall be designated from time to time by the Board of Directors or by the President, and in any case, shall be responsible to and shall report to the President. In the absence or disability of the President, the Vice President or, if there be more than one, the Vice Presidents in the order of their seniority or as otherwise designated by the Board of Directors, shall have the powers and duties of the President.

                                   ARTICLE XV

                        TREASURER AND ASSISTANT TREASURER

         The Treasurer shall be the chief financial officer of the Corporation (unless another officer is so designated by the Board of Directors) and shall be in charge of its funds and the disbursements thereof, subject to the President and the Board of Directors, and shall have such duties and powers as are commonly incident to the office of a corporate treasurer and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the President. If no Controller is elected, the Treasurer shall also have the duties and powers of the Controller as provided in these By- Laws. The Treasurer shall be responsible to and shall report to the Board of Directors, but in the ordinary conduct of the Corporation's business, shall be under the supervision of the President.

         Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Board of Directors or by the Treasurer, and shall be responsible to and shall report to the Treasurer. Unless otherwise designated by the Board of Directors, the Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties of and have the powers of the Treasurer.

                                   ARTICLE XVI

                       CONTROLLER AND ASSISTANT CONTROLLER

         If a Controller is elected, he shall be the chief accounting officer of the Corporation and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a corporate controller and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the President. The Controller shall be responsible to and shall report to the Board of Directors, but, in the ordinary conduct of the Corporation's business, shall be under the supervision of the

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President.

         Any Assistant Controller shall have duties and powers as shall be prescribed from time to time by the Board of Directors or by the Controller, and shall be responsible to and shall report to the Controller.

                                  ARTICLE XVII

                            CLERK AND ASSISTANT CLERK

         The Clerk shall be a resident of the Commonwealth of Massachusetts. He shall record all proceedings of the stockholders in books to be kept therefor, and shall have custody of the Corporation's records, documents and valuable papers. In the absence of the Clerk from any such meeting, the Secretary, if any, may act as temporary Clerk and shall record the proceedings thereof in the aforesaid books, or a temporary Clerk may be chosen by vote of the meeting.

         The Clerk shall also keep, or cause to be kept, the stock transfer records of the Corporation, which shall contain a complete list of the names and addresses of all stockholders and the amount of stock held by each.

         The Clerk or, in his absence, the Secretary or the Assistant Clerk, if any, shall have custody of the corporate seal and be responsible for affixing it to documents as required unless the Board of Directors shall designate otherwise.

         The Clerk shall have such other duties and powers as are commonly incident to the office of a corporate clerk, and such other duties and powers as may be prescribed from time to time by the Board of Directors or the President.

         If no Secretary is elected, the Clerk shall also have and perform all of the duties and powers of the Secretary, and, in his absence from any such meeting, a temporary Clerk shall be chosen who shall record the proceedings thereof.

         Each Assistant Clerk (who shall each be residents of the Commonwealth of Massachusetts) shall have such duties and powers as shall from time to time be designated by the Board of Directors or the Clerk, and shall be responsible to and shall report to the Clerk. In the absence or disability of the Clerk, the Assistant Clerk or, if there be more than one, the Assistant Clerks in order of their seniority or as otherwise designated by the Clerk, shall have the powers and perform the duties of the Clerk.

                                  ARTICLE XVIII

                                    SECRETARY

         If a Secretary is elected, he shall keep a true record of the proceedings of all

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

meetings of the Board of Directors and of any meetings of any committees of the Board, and, in his absence from any such meeting, a temporary Secretary shall be chosen who shall record the proceedings thereof. The Secretary shall have such duties and powers as are commonly incident to the office of a corporate secretary, and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the President.

                                   ARTICLE XIX

                            RESIGNATIONS AND REMOVALS

         Any director or officer may resign at any time by delivering his resignation in writing to the President, the Clerk or the Secretary, or to a meeting of the Board of Directors. The stockholders may, by the affirmative vote of a majority in interest of the stock issued and outstanding and entitled to vote at the election of directors, remove any director or directors from office only for cause, provided that the directors of any class that is elected by a particular class of stockholders may be so removed only by the affirmative vote of a majority in interest of the stock of such class. The Board of Directors may, by vote of a majority of the directors then in office, remove any director from office with cause, or remove any officer from office, with or without cause. The Board of Directors may, at any time, by vote of a majority of the directors present and voting, terminate or modify the authority of any agent. No director or officer resigning and (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Corporation duly approved by the Board of Directors) no director or officer removed shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month, or by the year, or otherwise. Any director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

                                   ARTICLE XX

                                    VACANCIES

         Any vacancy or vacancies in the Board of Directors shall be filled in accordance with the procedure set forth in Paragraph C of Article VIII.

         If the office of any member of a Committee of the Board of Directors becomes vacant, the Board of Directors may elect a successor or successors by the affirmative vote of a majority of the directors then in office.

         The Board of Directors shall have and may exercise all its powers, notwithstanding the existence of one or more vacancies in its fixed number, provided that this be at least two directors then in office.

                                   ARTICLE XXI

                                  CAPITAL STOCK

         The authorized amount of the capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Organization. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and terms, and have the respective preferences, voting powers, restrictions and qualifications, set forth in the Articles of Organization.

                                  ARTICLE XXII

                              CERTIFICATE OF STOCK

         Each stockholder shall be entitled to a certificate of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by either the Treasurer or an Assistant Treasurer, and may, but need not be, sealed with the corporate seal, but when any such certificate is signed by a transfer agent or by a registrar other than a director, officer, or employee of the Corporation, the signature of the President or a Vice President and of the Treasurer or an Assistant Treasurer of the Corporation, or either or both such signatures and such seal upon such certificate, may be facsimile. If any officer who has signed, or whose facsimile signature has been placed on, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the time of issue.

         Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

                                  ARTICLE XXIII

                           TRANSFER OF SHARES OF STOCK

         Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation only by surrender to the Corporation or its transfer agent, of the certificate therefor, properly endorsed or accompanied by a written assignment or power of attorney properly executed, with all requisite stock transfer stamps affixed, and with such proof of the authenticity and effectiveness of the signature as the Corporation or its transfer agent shall reasonably require. Except as may be otherwise required by law, the Articles of Organization, or these By-Laws, the Corporation shall have the right to treat the person registered on the stock transfer books as the owner of any shares of the Corporation's stock as the owner in fact thereof for all purposes, including the payment of dividends, the right to vote with respect thereto and otherwise, and accordingly shall not be bound to recognize any attempted transfer, pledge or other disposition thereof or any equitable or other claim with respect thereto, whether or not it shall have actual or other notice thereof, until such shares shall have been transferred on the Corporation's books in accordance with these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

                                  ARTICLE XXIV

               TRANSFER AGENTS AND REGISTRARS; FURTHER REGULATIONS

         The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation's transfer agent and/or registrar for shares of the capital stock, and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of capital stock and stock certificates of the Corporation.

                                   ARTICLE XXV

                              LOSS OF CERTIFICATES

         In the case of the alleged loss, destruction, or wrongful taking of a certificate of stock, a duplicate certificate may be issued in place thereof upon receipt by the Corporation of such evidence of loss and such indemnity bond, with or without surety, as shall be satisfactory to the President and the Treasurer, or otherwise upon such terms as the Board of Directors may prescribe consistent with law.

                                  ARTICLE XXVI

                                   RECORD DATE

         The directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to the stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of, and to vote at, such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or, without fixing such record date, the directors may, for any of such purposes, close the transfer books for all or any part of such period, provided that if a dividend is declared, the stock transfer books shall not be closed and the Corporation or the transfer agent, if there be one, shall take a record of all stockholders entitled to the dividend without actually closing the books for transfer of the stock.

                                  ARTICLE XXVII

                                      SEAL

         The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the Corporation and the year of incorporation, cut or engraved thereon. An impression of the seal impressed upon the original copy of these By-Laws shall be deemed conclusively to be the seal adopted by the Board of Directors.

                                 ARTICLE XXVIII

                               EXECUTION OF PAPERS

         Except as the Board of Directors may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation shall be signed or endorsed on behalf of the Corporation by its President or by one of its Vice Presidents or by its Treasurer.

                                  ARTICLE XXIX

                                   FISCAL YEAR

         Except as from time to time provided by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

                                   ARTICLE XXX

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Each director and each officer elected by the stockholders (including persons elected by directors to fill vacancies in the Board of Directors or in any such offices), and each former director or officer, and the heirs, executors, administrators and assigns of each of them, shall be indemnified by the Corporation against all costs and expenses, including fees and disbursements of counsel and the cost of settlements (other than amounts paid to the Corporation itself) reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding, civil or criminal, in which he may be involved by reason of his being or having been an officer or a director of the Corporation, or by reason of any action alleged to have been taken or omitted by him as a director or an officer of the Corporation. Such indemnification shall include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon the Corporation's receipt of the undertaking of the person indemnified to repay such payment if such person shall be adjudicated not entitled to such indemnification under this Article XXX.

         Officers elected by the Directors but who are not directors and employees and other agents of the Corporation (including persons who serve at its request as directors or officers of another organization in which it owns shares or of which it is a creditor) and each such former officer, employee and agent, and the heirs, executors, administrators and assigns of each of them, may be indemnified by the Corporation to whatever extent authorized by the Board of Directors.

         No indemnification shall be provided to any person, or to his heirs, executor, administrator or assigns, with respect to any matter as to which he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

         The foregoing indemnification shall not be exclusive of any other rights of indemnification for which any such director, officer, employee or agent may be entitled.

         If and as authorized by the Board of Directors the Corporation shall purchase and maintain insurance on behalf of any person who is a Director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or other agent of another organization in which it owns shares or of which it is a creditor, against any liability incurred by such person in such capacity, or arising out of his status as such, whether or not the Corporation would have power to indemnify said person against such liability.

                                  ARTICLE XXXI

                       CONTRACTS AND DEALINGS WITH CERTAIN
                           OTHER CORPORATIONS OR FIRMS

         No contract or other transaction between the Corporation and any other person, firm or corporation shall, in the absence of fraud, in any way be affected or invalidated, nor shall any director be subject to surcharge with respect to any such contract or transaction by the fact that such director, or any firm of which a director is a member, or any corporation of which any director is a shareholder, officer or director, is a party to, or may be pecuniarily or otherwise interested in, such contract or transaction, provided that the fact that he individually, or such firm or corporation, is so interested shall be disclosed to the Board of Directors at their meeting at which, or prior to the directors executing their written consents by which, action to authorize, ratify or approve such contract or transaction shall be taken. Any director of the Corporation may vote upon or give his written consent to any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

                                  ARTICLE XXXII

                       VOTING STOCK IN OTHER CORPORATIONS

         Unless otherwise ordered by the Board of Directors, the President or, in case of his absence or failure to act, the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors, by resolution from time to time, or, in absence thereof, the President, may confer like powers upon any other person or persons as attorneys and proxies of the Corporation.

                                 ARTICLE XXXIII

                                CORPORATE RECORDS

         The original or attested copies of the Articles of Organization, By-Laws, and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of the stockholders for the purpose of selling said list, or copies thereof, or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

                                  ARTICLE XXXIV

                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed, by vote of a majority of all stock issued, outstanding and entitled to vote at any annual or special meeting of the stockholders called for the purpose, the notice of which shall specify the subject matter of the proposed alteration, amendment or repeal or the articles to be affected thereby; or without a meeting by unanimous written consent of the holders of all stock of the Corporation issued, outstanding and entitled to vote. These By-Laws may also be altered, amended or repealed by vote or action of a majority of the Directors. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such changes shall be given to all stockholders entitled to vote on amending the By-Laws. Any By-Law adopted by the Directors may be amended or repealed by the stockholders.

                                  ARTICLE XXXV

                           MASSACHUSETTS CHAPTER 110D

         Until such time as this Article shall be repealed or the By-Laws shall be amended to provide otherwise, in each case in accordance with Article XXXIV of the By-Laws, the provisions of Chapter ll0D of the Massachusetts General Laws shall not apply to "control share acquisitions" of the Corporation within the meaning of said Chapter 110D.

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